UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2012

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 3, 2012, Marina Biotech, Inc. (the “Company”), together with its wholly-owned subsidiaries MDRNA Research, Inc. and Cequent Pharmaceuticals, Inc. (the Company, together with MDRNA Research and Cequent Pharmaceuticals, being referred to herein collectively as “Marina”), entered into a worldwide exclusive Intellectual Property License Agreement (the “License Agreement”) with Monsanto Company (“Monsanto”), a global leader in agriculture and crop sciences, for Marina’s delivery and chemistry technologies. On May 3, 2012, the parties also entered into a Security Agreement (the “Security Agreement”) pursuant to which Marina granted to Monsanto a security interest in that portion of Marina’s intellectual property that is the subject of the License Agreement in order to secure the performance of Marina’s obligations under the Security Agreement. Monsanto may terminate the License Agreement at any time in whole or as to any rights granted thereunder by giving prior written notice thereof to Marina, with termination becoming effective three (3) months from the date of the notice.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement and the Security Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary is qualified in its entirety by reference to the License Agreement and the Security Agreement, a redacted copy of each of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012.

On May 8, 2012, the Company issued a press release announcing that it has entered into the License Agreement, a copy of which is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

May 8, 2012	By:	/s/ J. MICHAEL FRENCH
	Name: Title:	J. Michael French Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated May 8, 2012.